Exhibit 18

   Deloitte &
    Touche LLP                   _________________________________________
                                 411 East Wisconsin Avenue  (414) 271-3000
                                 Milwaukee, Wisconsin 53202-4496





   November 4, 1996

   Northland Cranberries, Inc.
   800 First Avenue South
   Wisconsin Rapids, WI 54494-8020

   Dear Sirs:

   We have audited the consolidated financial statements of Northland Cranberries, Inc. as of August 31, 1996 and March 31, 1995, and for each of the years ended August 31, 1996, March 31, 1995 and 1994, and for the five-month period ended August 31, 1995 included in your Annual Report on Form 10-K to the Securities and Exchange Commission and have issue our report thereon dated November 4, 1996. Note 2 to such financial statements contains a description of your adoption of a change in the method of deferring crop growing costs. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

   Yours truly,

   /s/  Deloitte & Touche LLP

   DELOITTE & TOUCH LLP